UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

THE TRIZETTO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

567 San Nicholas Drive, Suite 360 Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 719-2200

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On January 19, 2006, The TriZetto Group, Inc. (the “Company”) and each of its subsidiaries (the “Borrowers”) entered into Amendment Number Two to Credit Agreement (the “Amendment”) with Wells Fargo Foothill, Inc., as the administrative agent and lender (the “Lender”). The Amendment amends the terms of that certain Credit Agreement dated December 21, 2004, by and among the Borrowers and the Lender (the “Agreement”).

The Amendment increases the amount of the revolving credit facility under the Agreement from $50 million to up to $100 million (the “Facility”), subject to certain fixed percentages of the Company’s recurring revenues, and extends the expiration date of the Agreement to January 5, 2010. Under the terms of the Amendment, the principal outstanding under the Facility will bear interest at a per annum rate equal to either (i) the LIBOR rate plus an adjustable applicable margin of between 1.75% and 2.25% or (ii) Wells Fargo’s prime rate plus an adjustable applicable margin of between 0.0% and 0.5%, at the election of the Borrowers, subject to specified restrictions. The unused portions of the Facility will be subject to unused Facility fees. In the event the Borrowers terminate the Credit Agreement, as amended by the Amendment, prior to its expiration, the Borrowers will be required to pay the Lender a termination fee equal to 2% of the maximum credit amount if the Agreement is terminated prior to the second anniversary of the Agreement or 1% of the maximum credit amount if the Agreement is terminated thereafter, up to 90 days prior to the expiration date of the Agreement, subject to specified exceptions.

The Company expects to use the proceeds for general working capital purposes. Under the Credit Agreement, as amended by the Amendment, the Borrowers have granted the Lender a security interest in all of the assets of the Borrowers.

The Credit Agreement, as amended by the Amendment, contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Borrowers with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, dispositions of assets and transactions with affiliates of the Borrowers. The Credit Agreement, as amended, also includes financial covenants including minimum EBITDA, minimum liquidity, minimum recurring revenue and maximum capital expenditures.

The Company was in compliance with all applicable covenants and other restrictions under the Agreement as of the date of the Amendment.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s entry into the Amendment described in Item 1.01 constitutes the creation of a direct financial obligation. The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: January 25, 2006	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President and General Counsel